Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

for

Tender of Ordinary Shares

of

NOMAD FOODS LIMITED

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 9, 2020, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”) OR OTHERWISE TERMINATED.

As set forth in Section 3 of the Offer to Purchase, dated August 11, 2020 (the “Offer to Purchase” and, together with the related Letter of Transmittal (the “Letter of Transmittal”), as they may be amended or supplemented from time to time, the “Offer”), this form (or a manually executed facsimile hereof) must be used to accept the Offer if (1) certificates representing your ordinary shares, no par value (the “ordinary shares” or “shares”), of Nomad Foods Limited, a company limited by shares and incorporated under the laws of the British Virgin Islands (the “Company”), are not immediately available or cannot be delivered to the Depositary prior to the Expiration Time (or the procedures for book-entry transfer described in the Offer to Purchase and the Letter of Transmittal cannot be completed on a timely basis), or (2) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Time.

This form, signed and properly completed, may be transmitted by email or delivered by mail or overnight courier to the Depositary. See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings set forth in the Offer to Purchase.

By First Class Mail:	By Registered, Certified or Express Mail, or Overnight Courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

Via email: canoticeofguarantee@computershare.com

(This email address is ONLY for sending a Notice of Guarantee; for information about the Offer, please contact the Information Agent, at (800) 248-3170 (toll-free) or (781) 575-2137 (international))

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA AN EMAIL ADDRESS, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address, or via email, prior to the Expiration Time. Deliveries of this Notice of Guaranteed Delivery to the Company, the Dealer Manager, the Information Agent or The Depository Trust Company (“DTC”) will not constitute valid delivery and will not be forwarded to the Depositary and therefore will not constitute valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

To be effective, this form must be properly completed, signed and delivered, together with your properly completed Letter of Transmittal, to the Depositary at one of the addresses, or at the email address, listed on the first page of this Notice of Guaranteed Delivery by the Expiration Time. Do not send your Offer materials to the Company or the Information Agent. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via the ATOP platform of DTC.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, at the price per share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

Number of shares to be tendered:                 shares.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL)

By checking one of the following boxes below instead of the box under Section 2, “Purchase Price Tender,” you are tendering shares at the price checked. This election could result in none of your shares being purchased if the Purchase Price selected by the Company for the shares is less than the price checked below. If you wish to tender shares at more than one price, you must complete a separate Notice of Guaranteed Delivery for each price at which you tender shares. The same shares cannot be tendered at more than one price, unless previously and validly withdrawn. (See Section 3 and Section 4 of the Offer to Purchase and Instruction 4 to the Letter of Transmittal).

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED CHECK ONLY ONE BOX IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES

(Shareholders who desire to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered.)

☐ $23.00 ☐ $23.25	☐ $23.50 ☐ $23.75	☐ $24.00 ☐ $24.25	☐ $24.50 ☐ $24.75	☐ $25.00 ☐ $25.25 ☐ $25.50

OR

(2)	PURCHASE PRICE TENDER (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

☐

By checking this one box instead of one of the price boxes under Section 1, “Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered,” you are tendering shares and are willing to accept the Purchase Price selected by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your shares pursuant to the Offer (subject to proration). Note that this election is deemed to be a tender of shares at the minimum price under the Offer of $23.00 per share and could cause the purchase price in the Offer to be lower and could result in the tendered shares being purchased at the minimum price under the Offer of $23.00 per share. (See Section 3 of the Offer to Purchase and Instruction 5 to the Letter of Transmittal).

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO PROPER TENDER OF SHARES. IF NO BOX IS CHECKED, YOU WILL NOT BE DEEMED TO HAVE MADE A PURCHASE PRICE TENDER.

ODD LOTS

(See Section 1 of the Offer to Purchase and Instruction 6 of the Letter of Transmittal)

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding a total of fewer than 100 shares may have their shares tendered at or below the Purchase Price accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and Box 6 of the Letter of Transmittal)

As described in Section 6 of the Offer to Purchase, a tendering shareholder may condition his or her tender of shares upon the Company purchasing all or a specified minimum number of the shares tendered. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Shareholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any shareholder tendering shares. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

ALL SHAREHOLDERS TENDERING BY NOTICE OF GUARANTEED DELIVERY

MUST COMPLETE THE FORM BELOW AND HAVE THE GUARANTEE ON

THE FOLLOWING PAGE COMPLETED.

Certificate Nos. (if available):
Name(s) of Record Holder(s):
(Please Type or Print)
Address(es):
Zip Code(s):
Daytime Area Code and Telephone Number:
Signature(s):
Dated: , 2020
If shares will be tendered by book-entry transfer, check this box and provide the following information:
Name of Tendering Institution:
Account Number at DTC:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

To be effective, this form must be properly completed, signed and delivered, together with your properly completed Letter of Transmittal, to the Depositary at one of the addresses, or at the email address, listed on the first page of this Notice of Guaranteed Delivery by the Expiration Time. Do not send your Offer materials to the Company or the Information Agent. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via the ATOP platform of DTC.

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 (the “Eligible Institution”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) it will deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares into the Depositary’s account at DTC, in any such case, together with a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within two business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature:
Name:
(Please Type or Print)
Title:
Address:
Zip Code:
Area Code and Telephone Number:
Dated:	, 2020

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

To be effective, this form must be properly completed, signed and delivered, together with your properly completed Letter of Transmittal, to the Depositary at one of the addresses, or at the email address, listed on the first page of this Notice of Guaranteed Delivery by the Expiration Time. Do not send your Offer materials to the Company or the Information Agent. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via the ATOP platform of DTC.